UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director; Appointment of Director

On September 24, 2026, Jaime Cosculluela resigned as a member of the Board of Directors of La Rosa Holdings Corp., a Nevada corporation (the “Company”), effective September 24, 2026. Mr. Cosculluela’s resignation was for personal reasons and was not a result of any disagreement between Mr. Cosculluela and the Company, its management, the Board of Directors of the Company (the “Board”) or any committee of the Board.

On September 24, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Marc Urbach, as a member of the Board, effective as of September 24, 2026.

The Board has determined that Mr. Urbach qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Mr. Urbach will serve as a director until the Company’s next annual meeting of stockholders or until his successor is elected and qualified.

Marc Urbach, age 53, is the owner of Doorstep Delivery Logistics LLC and has served as its Chief Executive Officer since August 2020. Since January 2017, Mr. Urbach has served as a finance lead at Chardan Capital Markets, an investment bank. Prior to August 2020, Mr. Urbach served as the President/CFO and a board member of Ideanomics, Inc. (formerly known as YOU On Demand Holdings, Inc.). Mr. Urbach also serves as a director and Audit Committee Chair of Freight Technologies, Inc. (Nasdaq: FRGT) (since February 2022), as a director and Audit Committee Chair of Aero Velocity Inc. (since January 2025), and as Managing Director of Footprint Logistics (since September 2023). Mr. Urbach has worked in accounting and finance in various capacities for over 30 years. He earned a B.S. in Accounting from Babson College.

There are no arrangements or understandings between Mr. Urbach and any other person pursuant to which Mr. Urbach was selected to serve as a director. There are no family relationships between Mr. Urbach and any director or executive officer of the Company. There are no transactions in which Mr. Urbach has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into a Board of Directors Agreement with Mr. Urbach (the “Urbach Board Agreement”), pursuant to which Mr. Urbach will receive a quarterly base fee of $12,000 for his service on the Board and a quarterly chair fee of $3,000. The Urbach Board Agreement also includes customary indemnification, confidentiality and proprietary information provisions.

The foregoing summary of the Urbach Board Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Board of Directors Agreement with Marc Urbach, dated September 24, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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